UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

INTERNATIONAL GAME TECHNOLOGY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

IGT Governance Snapshot

Key Governance Practices

- IGT has some of the most shareholder friendly corporate governance practices in the industry, including:
  - The entire Board is elected annually
  - Chairman and CEO roles are separated
  - Shareholders may act by written consent
  - No shareholder rights plan
  - Board is not authorized to issue blank-check preferred stock
  - Chairman is an independent director
  - 87.5% of directors are independent
  - Shareholders may call special meetings
  - Diverse in terms of both race and gender
  - Plurality vote standard for director elections with a director resignation policy
  - IGT's directors do not have any interlocking relationships

Shareholder Friendly Ranking vs Peers


FactSet Governance Ranking
Mean Bullet Proof Rating[1]
5.0
4.0
3.0
2.0
1.0
0.0
0.5
0.8
1.3
1.5
4.0
IGT
WMS
SHFL
MGAM
BYI

Casino Journal Board Performance Ranking

Company	Ranking
Bally Technology	1
International Gaming Technology	2
MGM Resorts	3
SHFL entertainment	4
Churchill Downs	5
Multimedia Games	6
Scientific Games Corporation	7
Boyd Gaming	8
TransAct Technlogies	9
Daktronics	10

Board of Directors

IGT's Board of Directors	Tenure
Paget L. Alves* *Chairman of Capital Deployment Committee and Member of Compensation Committee*	3 Years
Janice D. Chaffin* *Member of Audit Committee*	2 Years
Greg Creed* *Chairman of Compensation Committee and Member of Nominating & Corporate Governance Committee*	2 Years
Patti S. Hart *Chief Executive Officer*	6 Years
Robert J. Miller* *Chairman of Compliance Committee and Member of Nominating & Corporate Governance Committee*	13 Years
David E. Roberson* *Member of Audit Committee and Member of Compensation Committee*	4 Years
Vincent L. Sadusky* *Chairman of Audit Committee and Member of Capital Deployment Committee*	2 Years
Philip G. Satre* *Chairman, Chairman of Nominating & Corporate Governance Committee, Member of Capital Deployment Committee and Compliance Committee*	4 Years
% Independent	87.5%
Median Tenure	3.5 Years
% With Relevant Industry Experience	50.0%

* Represents Independent Directors

Shading indicates director added to board within past four years

Summary of Compensation Policy

- In both 2011 and 2012, after consulting with numerous stakeholders, IGT's Compensation Committee made sweeping changes to align the company's compensation philosophy and, in particular, executive compensation with industry best practices
  - Amended CEO stock ownership guidelines to increase requirement to 6x base salary (currently $1,000,000)
    - Previously 3x base salary (which at the time was $800,000)
    - Patti Hart, CEO, holds shares equivalent to 7.5x as of January 24, 2013 her base salary even before including vested and unexercised stock options
  - Increased performance element of RSUs to 60% (from 20%) and decreased time-based RSUs to 40% (from 80%)
  - New 3-year measurement period and metrics (EPS and relative total shareholder return) for performance-based RSUs granted in fiscal 2013
  - Adopted a clawback policy for all employees at Vice President and above
  - Modified pay positioning so that base pay, annual compensation, and long-term incentive awards are targeted at the median of our peer companies
  - Revised the peer group used by the Compensation Committee to position IGT near the median of revenue and market capitalization
  - Implemented double-trigger change in control provisions applicable to performance-based RSUs granted in fiscal 2013

[1] The FactSet TrueCourse Bullet Proof Rating is a weighted average index comprised of significant components that impact takeover defenses; the rating scale is from 0 to 10 with a 10 representing the most formidable defenses and 0 representing the most shareholder-friendly provisions

Sources: Factset, ISS, Casino Journal

1

IGT

IGT Board is Outperforming – Vote the WHITE Proxy Card

IGT is Outperforming

- Focusing on the core business while investing in adjacent opportunities and controlling costs has proven successful, as highlighted by IGT's 2013 fiscal first quarter results
  - Grew revenues by 19%
  - Shipped more units within its core products than in any first quarter in four years
  - Achieved a 65% increase in adjusted earnings per share from continuing operations[1]
- From the date that Patti Hart became CEO of IGT, April 1, 2009, through February 20, 2013, IGT's share price, after adjusting for dividends, has increased by 84% and outperformed the peer group median of 80%[2]
  - ISS only noted performance through January 7, 2013, missing the positive impact of IGT's latest quarter
  - Ship Share has improved from 34% in 2009 to 37% in 2012E
  - Revenues have increased in each year since 2010

ISS Comments

- "Two of IGT's business segments – product sales and interactive – are growing well, and the company has recently been able to expand its total margins through both revenue improvements and lower operating expenses for both of these segments."[3]
- Current management and 6/8 directors new since 2008
- ISS's data shows impressive growth across a variety of metrics since Ms. Hart joined as CEO in April 2009:

	2009	2010	2011	2012	CAGR
Total Revenue	$2,019	$1,917	$1,957	$2,151	2.1%
Game Operations	1,144	1,044	1,037	1,040	(3.1%)
Product Sales	875	843	884	967	3.4%
Interactive	0	30	37	144	119.1%
Gross Profit	1,114	1,087	1,138	1,243	3.7%
CapEx	257	240	205	209	(6.7%)
Basic EPS	0.51	0.74	0.97	0.86	19.0%
Key Ratios					**Total Change**
Gross Margin	*55.2%*	*56.7%*	*58.2%*	*57.8%*	2.6 ppt
Operating Margin	*16.5%*	*22.2%*	*25.8%*	*19.6%*	3.1 ppt
Return on Equity	*15.1%*	*19.1%*	*21.8%*	*18.9%*	3.8 ppt

Silvers Does Not Bring Incremental Skills



- Mr. Silvers has **no relevant operating or management experience** in the gaming industry
- Mr. Silvers has collectively less than 5 years of experience as a board member
  - 2+ years at India Hospitality Corp, a small (peak market cap: $161 million), UK-listed, India-based company which was delisted in March 2012
    - Stock price when he joined: $0.98
    - Last stock price before delisting: $0.09
  - 2 years at Universal Health Services, Inc.
- **Mr. Silvers has no executive management experience** other than serving under the direction and supervision of Mr. Ader at very small companies

Company	Most Recent Available Period	Revenue ($ mm)	Founder / Chairman
Ader Investment Management	2010	$3.2	Jason Ader
HCCP Manager	(no public data available)		Jason Ader
Western Liberty Bancorp	LTM 6/30/12	3.5	Jason Ader
India Hospitality Corp.	LTM 9/30/11	9.0	Jason Ader

- **Mr. Silvers personally owns only 43,423 shares of IGT stock representing only 0.016% of the Company**
- Mr. Silvers reports beneficial ownership of 8,053,890 shares, however:
  - 6,012,064 are owned by Richard H. Pickup, a private investor whose goals and interests have not been disclosed
  - 1,052,325 are owned by Charles N. Mathewson, the former CEO of IGT whom ISS recommended shareholders should not support

Targeted Directors Bring Crucial Expertise

- **Paget Alves**
  - Chief Sales Officer of Sprint Nextel Corporation
  - President and Chief Operating Officer of Centennial Communications
  - President and Chief Executive Officer of PointOne Telecommunications, Inc.
  - Prior Board Experience: GTECH Holdings Corporation, Herman Miller, Inc.
  - **Significant sales, communications and technology expertise; relevant industry experience**



Management <u>Experience</u> 24 years

- **David Roberson**
  - Senior Vice President at Hewlett-Packard Co.
  - President and Chief Executive Officer of Hitachi Data Systems Corporation
  - Current Board Experience: Quantum Corp., TransLattice, Inc., RagingWire Enterprise Solutions, Inc.
  - Prior Board Experience: Spansion Inc.
  - Audit Committee Financial Expert
  - **Strong technology background and executive management experience**



Management <u>Experience</u> 31 years

- **Vincent L. Sadusky**
  - Chief Executive Officer and President of LIN TV Corp.
  - Chief Financial Officer and Treasurer of Telemundo Communications, Inc.
  - Attestation and consulting services at Ernst & Young, LLP
  - Current Board Experience: LIN TV Corp., NBC Affiliates, Open Mobile Video Coalition
  - Prior Board Experience: JVB Financial Group, LLC, Maximum Service Television, Inc.
  - Audit Committee Financial Expert
  - **Strong media background and executive management experience**



Management <u>Experience</u> 19 years

[1] Adjusted earnings per share from continuing operations is a non-GAAP financial measure; reconciliation of non-GAAP to GAAP measures is included at the end of this document. No reconciliation for adjusted earnings per share from continuing operations for the first quarter of fiscal 2012 is provided because no adjustments were made to GAAP earnings per share from continuing operations.

[2] Peer group comprises BYI, WMS, SHFL, ASX:ALL, and SGMS

[3] ISS report dated February 19, 2013

Sources: Capital IQ, Company Filings, ISS, Inc.com, Roth Capital Partners

2

IGT

Important Additional Information

International Game Technology ("IGT"), its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from IGT stockholders in connection with the matters to be considered at IGT's 2013 annual meeting of stockholders. IGT has filed its definitive proxy statement (as it may be amended, the "Proxy Statement") with the U.S. Securities and Exchange Commission (the "SEC") in connection with any such solicitation of proxies from IGT stockholders. IGT STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of IGT's directors and executive officers in IGT stock, restricted stock units and stock options is included in their SEC filings on Forms 3, 4 and 5, which can be found at IGT's website (www.igt.com) in the section "Investor Relations." More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement and other materials to be filed with the SEC in connection with IGT's 2013 annual meeting of stockholders. Stockholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by IGT with the SEC for no charge at the SEC's website at www.sec.gov. Copies are also available at no charge at IGT's website at www.igt.com or by writing to IGT at 6355 South Buffalo Drive, Las Vegas, Nevada 89113, Attn: Corporate Secretary.

Reconciliations of GAAP to Non-GAAP Adjusted Measures

(In millions, except EPS)

Quarter Ended December 31, 2012

	Continuing Operations		
	Operating Income	Net Earnings [a]	Diluted EPS
GAAP measures	$ 118.4	$ 65.3	$0.24
% of revenue	*22%*		
Acquisition related charges: [b]			
Contingent retention & earn-out	17.5	11.5	0.04
Amortization of intangibles	6.7	4.4	0.02
Royalty Settlement	(5.0)	(5.0)	(0.02)
Total non-GAAP adjustments	19.2	10.9	0.04
Adjusted measures	$ 137.6	$ 76.2	$0.28
% of revenue	*26%*		

[a] Adjustments tax effected at 34%, except no tax effect on royalty settlement

[b] Primarily related to DoubleDown

Adjusted operating income and adjusted earnings per share from continuing operations are non-GAAP financial measures. We believe that certain non-GAAP measures, when presented in conjunction with comparable GAAP (Generally Accepted Accounting Principles) measures, are useful because that information is an appropriate measure for evaluating our operating performance. Non-GAAP information is used to evaluate business performance and management's effectiveness. These measures should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Non-GAAP measures may not be calculated in the same manner by all companies and therefore may not be comparable.

3